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                                 Exhibit 23 (b)(2)

                                 Amendment to the
                                By-Laws of the Trust

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                                  Amendment No. 1
                                   to the Bylaws
                                         of
                                   Berkeley Funds


          The name of the Trust is hereby amended to be CNI CHARTER FUNDS. In addition, the Bylaws are further amended as follows:

     ARTICLE I, SECTION 1. is amended as follows:

          Section 1. PRINCIPAL OFFICE. The Board of Trustees shall fix and, from time to time, may change the location of the principal executive office of CNI CHARTER FUNDS (the "Trust") at any place within or outside the State of Delaware.

                                   Effective April 26, 1999


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